UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) FEBRUARY 12, 1998


                                MITEL CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


           CANADA                          1-8139                    NONE
-------------------------------    ---------------------     -------------------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               350 Legget Drive
               P.O. Box 13089
           Kanata, Ontario, Canada                       K2K 1X3
           ------------------------                   -------------
            (Address of principal                     (Postal Code)
             executive offices)


       Registrant's telephone number, including area code: (613) 592-2122


                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     (All amounts reported are in millions of United States dollars, unless otherwise noted).

     On February 12, 1998, Mitel Corporation (the "Company") and certain of its wholly owned subsidiaries acquired 100 percent of the capital stock of four affiliated entities which, together with their respective subsidiaries, comprise the Plessey Semiconductors Group ("Plessey") from The General Electric Company, p.l.c. ("GEC"), for a total consideration of $225.0 in cash. The acquisition was financed with $310.0 of senior secured credit facilities consisting of: (i) 5 year Tranche A term loans amounting to $85.0; (ii) a 6 year Amortization Extended Term Loan (AXELsm*) Series B amounting to $150.0; and (iii) a 5 year revolving credit facility amounting to $75.0 that was unused at closing and remains available for general corporate purposes. The credit facilities were underwritten by Goldman Sachs Credit Partners L.P., as arranger and syndication agent. Canadian Imperial Bank of Commerce is the administrative agent for the credit facilities.

     The acquisition will be accounted for by the purchase method with Plessey's results from operations included in the consolidated accounts of the Company from the date of acquisition. In accordance with such method, there may be adjustments to the actual cost of the purchase with respect to incremental costs directly associated with the acquisition.

     Plessey, headquartered in Swindon, U.K., is an international semiconductor manufacturer with five lines of business: applications specific integrated circuits (ASICs), communications, media, PC systems, and power and automotive. Its core competencies include design and technology, mixed signal expertise as well as system integration. Plessey has capabilities in high performance CMOS and leading edge bipolar technologies, including 0.35 micron CMOS and system on-a-chip technologies. Plessey is ranked among the largest semiconductor manufacturers in Europe and on a worldwide basis for mixed signal ASICs. Plessey has three principal manufacturing and engineering facilities in the United Kingdom, including a six inch bipolar fab at Swindon (7,086 square meters), an eight inch CMOS fab at Plymouth (6,360 square meters), and a facility at Lincoln (5,000 square meters) which manufactures, assembles and tests integrated circuit components for power, automotive and communications applications. The Company presently intends to use the plant, equipment and other physical property acquired from GEC for the same business purposes as they were used prior to consummation of the transaction. Plessey employed 2,275 people at January 31, 1998.

     Subsequent to February 12, 1998, the name "Plessey" will no longer be used by the acquired businesses. The principal U.K. entity acquired, Plessey Semiconductors Limited, will operate as Mitel Semiconductor Limited, a subsidiary of Mitel Telecom Limited. GEC Plessey Semiconductors Inc. will operate as Mitel Semiconductor Americas Inc., a subsidiary of Mitel, Inc.

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

Item 7. Financial Statements and Exhibits

     Due to the difficulty in preparing the required financial information in a timely manner, the registrant is exercising its right to a 60-day extension from the due date (February 27, 1998) of this Form 8-K in order to file the Item 7
(a) and (b) financial statement information, pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The Company expects that the financial information required under Item 7 (a) and (b) will be filed under cover of Form 8- K/A on or before April 28, 1998.

     (a)  Financial Statements of Business Acquired.

          (1) Combined Balance Sheets for the four affiliated entities acquired which, together with their respective subsidiaries, comprise the Plessey Semiconductors Group ("Plessey"), as of March 31, 1997, 1996 and 1995 and the related Combined Statements of Income and Retained Earnings and Cash Flows for each of the three years in the period ended March 31, 1997 and Independent Auditors' Report. To be filed no later than April 28, 1998.

          (2) Consent of Independent Auditors. To be filed no later than April 28, 1998.

     (b)  Pro Forma Financial Information.

          (1) Mitel Corporation Pro Forma Condensed Consolidated Balance Sheet (unaudited) as at December 26 1997. To be filed no later than April 28, 1998.

          (2) Mitel Corporation Pro Forma Condensed Consolidated Statement of Income (unaudited) for the year ended March 28, 1997. To be filed no later than April 28, 1998.

          (3) Mitel Corporation Pro Forma Condensed Consolidated Statement of Income (unaudited) for the nine months ended December 26, 1997. To be filed no later than April 28, 1998.

          (4) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited). To be filed no later than April 28, 1998.

     (c)  Exhibits.

          2.1 Share Sale and Purchase Agreement, dated February 12, 1998, between The General Electric Company p.l.c., London, England and Mitel Telecom Limited, Portskewett, Gwent, Wales and Mitel Corporation, Kanata, Ontario, Canada.

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

          2.2 Deed of Tax Covenant, dated February 12, 1998, between The General Electric Company, p.l.c. and Mitel Telecom Limited.

          2.3 Environmental Deed, dated February 12, 1998, between The General Electric Company, p.l.c. and Mitel Telecom Limited.

          10.1 Credit Agreement, dated as of February 12, 1998, between Goldman Sachs Credit Partners L.P., as advisor, arranger and syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, the Lenders listed therein, and Mitel Corporation, as borrower.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MITEL CORPORATION
                                             (Registrant)


Date: February 27, 1998                     /s/ Jean-Jacques Carrier
      -----------------                     ------------------------
                                            Jean-Jacques Carrier
                                            Vice President of Finance
                                            and Chief Financial Officer

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